RULE 424(b)(3)
                                                        FILE NO. 333-130629


PROSPECTUS
                            ORBIT INTERNATIONAL CORP.

                         206,129 SHARES OF COMMON STOCK

     This prospectus relates to the resale of up to 206,129 shares of our common stock held of record by the selling shareholders named in the section of this prospectus entitled "Selling Shareholders". The shares of common stock may be offered and sold from time to time by the selling shareholders, and any pledgees, donees, transferees or other successors-in-interest of the shares, through public or private transactions at fixed prices, at prevailing market prices at time of sale, at varying prices determined at time of sale or at negotiated prices. Information regarding the identities of the selling shareholders, the manner in which they acquired or will acquire their shares and the manner in which the shares are being offered and sold is provided in the "Selling Shareholders" and "Plan of Distribution" sections of this prospectus.

     We will not receive any of the proceeds from the sale of the shares. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for sales commissions.

     Our  common  stock  is quoted on the Nasdaq Capital Market under the symbol
"ORBT".   The last reported sale price of our common stock on the Nasdaq Capital
Market  on  January  9,  2006,  was  $11.50  per  share.

     Our principal executive offices are located at 80 Cabot Court, Hauppauge, New York 11788 and our telephone number is (631) 435-8300.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                The date of this prospectus is January 11, 2006.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS.
                                ________________




TABLE OF CONTENTS

PAGE
-----------------------------------

FORWARD-LOOKING STATEMENTS              3
ABOUT THIS PROSPECTUS                   4
SUMMARY                               5-6
RISK FACTORS                          7-9
USE OF PROCEEDS                        10
SELLING SHAREHOLDERS                10-11
PLAN OF DISTRIBUTION                11-13
LEGAL MATTERS                          13
EXPERTS                                13
WHERE YOU CAN FIND MORE INFORMATION 13-14
INCORPORATION BY REFERENCE             14

                           FORWARD-LOOKING STATEMENTS
     This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "continue" "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," "will," or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. Discussions containing these forward-looking statements may be found, among other places, in sections entitled "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-KSB and in our most recent quarterly report on Form 10-QSB subsequent to the filing of our most recent annual report on Form 10-KSB with the Securities and Exchange Commission, or SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Forward-looking statements include, but are not limited to, statements about:
-     the  development  and  commercialization  for our technology and products;
-     our estimates regarding anticipated capital requirements;
-     our expectation of customer orders for our products;
-     the timing and availability of our products;
-     our business strategy; and
- general economic conditions in the electronics industry and our target markets.
     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks include those risks discussed under the heading "Risk Factors" and elsewhere in this prospectus. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the
SEC, using a continuous offering process.   Under this continuous offering
process, the selling shareholders may, from time to time, sell the securities
described in this prospectus in one or more offerings.   This prospectus
provides you with a general description of the securities that may be offered by
the selling shareholders.   Each time a selling shareholder sells securities,
the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing more specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may also add, update or change information in this
prospectus.   If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. This prospectus, together with any applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described in the section entitled "Where You Can Find More Information."

                                     SUMMARY
     This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference herein and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our business information, financial statements and the related notes, incorporated by reference in this prospectus, as well as the information set forth in any prospectus supplement. You should carefully consider, among other things, the matters discussed in the section entitled "Risk Factors."


                            ORBIT INTERNATIONAL CORP.

     Orbit was incorporated under the laws of the State of New York on April 4, 1957 as Orbit Instrument Corp. In December 1986, our state of incorporation was changed from New York to Delaware and in July 1991, our name was changed to Orbit International Corp. We conduct our operations through our wholly-owned subsidiaries, Orbit Instrument of California, Inc., Behlman Electronics, Inc. ("Behlman"), Tulip Development Laboratory, Inc., or TDL and TDL Manufacturing, Inc., or TDLM. Through our Orbit Instrument Division, we are engaged in the design, manufacture and sale of customized electronic components and subsystems. Behlman is engaged in the design and manufacture of distortion free commercial power units, power conversion devices and electronic devices for measurement and display.

     On April 4, 2005, we acquired all of the issued and outstanding capital stock of TDL and its affiliated manufacturing company TDLM (collectively, "Tulip"), pursuant to a certain Stock Purchase Agreement dated as of December 13, 2004, by and among us, as Buyer, and Tulip, TDLM and their respective shareholders (the selling shareholders herein), as the Sellers. The total transaction value was $8,500,000 consisting of $5,000,000 in cash, a $2,000,000 promissory note to the sellers and $1,500,000 in value of our common stock. Headquartered in Quakertown, Pennsylvania, TDL is a leading designer and engineering provider of computer peripheral products including custom integrated solutions for keyboards, illuminated data entry devices and displays. TDLM provides both defense contractors and commercial customers with high volume production to support membrane control panels, military vetronic and avionic display program requirements. In connection with the acquisition of Tulip, we issued an aggregate of 206,129 shares of our common stock to the selling shareholders. We also entered into a registration rights agreement with the selling shareholders pursuant to such acquisition, whereby we agreed to register the shares of our common stock issued to the selling shareholders within 270 days following the closing date of the acquisition. In addition, we granted the selling shareholders demand (subject to our failure to timely file a registration statement) and piggyback registration rights pursuant to the registration rights agreement.

     Our executive offices are located at 80 Cabot Court, Hauppauge, New York 11788. Our telephone number is (631) 435-8300. We maintain a web site at the following Internet address: www.orbitintl.com. The information on our web site is not part of this prospectus.

Unless the context otherwise requires, references in this prospectus to "Orbit," "we," "us" and "our" refer to Orbit International Corp.

                                  THE OFFERING

Common Stock offered              206,129 shares.

Common Stock outstanding          4,574,906 shares.(1)

Risk factors                      Investment in our common stock involves a
                                  high degree of risk. You should carefully consider the risk factors described under the section entitled "Risk Factors", as well as any other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Use of proceeds                   The proceeds from the sale of the shares of
                                  our common stock being offered by the selling shareholders pursuant to this prospectus, net of any broker's fee or commissions, will belong to the selling shareholders. We will not receive any of the proceeds from the sale of these shares. See section entitled
                                  "Use of Proceeds".

Plan of Distribution              The shares of common stock may be offered and
                                  sold from time to time by selling shareholders
                                  , and any pledgees, donees, transferees or other successors-in-interest of the shares, through public or private transactions at fixed prices, at prevailing market prices at time of sale, at varying prices determined at time of sale or at negotiated prices. See section entitled "Plan of Distribution".

 Nasdaq Capital Market symbol     ORBT.

     (1) The above outstanding share information is based upon shares of our common stock outstanding as of December 19, 2005. The above outstanding share information excludes 615,547 shares of our common stock issuable upon the exercise of options outstanding at December 19, 2005; and an aggregate of 7,139 shares of our common stock available for future issuance under our stock option plans.

                                  RISK FACTORS
     INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE INVESTING IN OUR SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS AND COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASES, THE TRADING PRICE OF OUR SECURITIES COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE ARE DEPENDENT UPON THE CONTINUANCE OF MILITARY SPENDING.

     A significant amount of all the products we manufacture are used in military applications. The attacks of September 11, 2001 and subsequent world events have led the U.S. Government to increase the level of military spending necessary for domestic and overseas security. We are dependent upon military spending, as a source of revenues and income. Accordingly, any substantial future reductions in overall military spending by the U.S. Government could have a material adverse effect on our sales and earnings.

WE ARE DEPENDENT ON CERTAIN OF OUR CUSTOMERS AND WE DO NOT HAVE ANY LONG TERM CONTRACTS WITH THESE CUSTOMERS.

     A unit of BAE SYSTEMS, various agencies of the U.S. Government and Raytheon Company accounted for approximately 25%, 20%, and 11%, respectively, of our consolidated net sales for the year ended December 31, 2004. A unit of BAE SYSTEMS, various agencies of the U.S. Government, Raytheon Company and Lockheed Martin Corp. accounted for approximately 41%, 18%, 16% and 11%, respectively, of the net sales of our Electronics Segment for the year ended December 31, 2004. Various agencies of the U.S. Government accounted for approximately 23% of the net sales of our Power Units Segment for the year ended December 31, 2004. We do not have any significant long-term contracts with any of the above-mentioned customers. The loss of any of these customers would have a material adverse effect on our net sales and earnings. Due to major consolidations in the defense industry, it has become more difficult to avoid dependence on certain customers for revenue and income.

WE COULD HAVE DIFFICULTIES IN PROCURING CONTRACTS BECAUSE OF A REDUCTION IN THE LEVEL OF INDUSTRY-WIDE FUNDING AND PRICING PRESSURES.

     We continue to pursue many business opportunities, including programs in which we have previously participated but, due to industry-wide funding and pricing pressures, we could encounter delays in the awards of these contracts. We continue to seek new contracts which require incurring up-front design, engineering, prototype and pre-production costs. While we are attempting to negotiate contract awards for reimbursement of product development, there is no assurance that sufficient monies will be set aside by our customers, including the U.S. Government, for such effort. In addition, even if the U.S. Government agrees to reimburse development costs, there is still a significant risk of cost overrun which may not be reimbursable. Furthermore, once we have completed the design and pre-production stage, there is no assurance that funding will be provided for future production.
A significant amount of our contracts are subject to termination at the convenience of the U.S. Government. Orders under U.S. Government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Government, in which event the contractor is normally entitled to reimbursement for allowable costs and a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor.

MANY OF OUR COMPETITORS POSSESS FINANCIAL RESOURCES SIGNIFICANTLY GREATER THAN US AND ACCORDINGLY, COULD INITIATE AND SUPPORT PROLONGED PRICE COMPETITION TO GAIN MARKET SHARE.

     Many of our competitors are well established, have reputations for success in the development and sale of their products and services and have significantly greater financial, marketing, distribution, personnel and other resources than us, thereby permitting them to implement extensive advertising and promotional campaigns, both in general and in response to efforts by additional competitors to enter into new markets and introduce new products and services.
The electronics industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for future design, development and marketing of our products and services. The markets for electronic products, components and related services are also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. We are constantly required to expend more sums for research and development of new technologies and products.
We believe that our electronics segment's competitive position within the electronics industry is predicated upon our manufacturing techniques, our ability to design and manufacture products which will meet the specific needs of our customers and our long-standing relationships with our major customers. There are numerous companies, many of which have greater resources than us, capable of producing substantially all of our products.
Competition in the markets for the power unit segment's commercial and military products depends on such factors as price, product reliability and performance, engineering and production. In particular, due primarily to budgetary restraints and program cutbacks, competition has been increasingly severe and price has generally become the major overriding factor in contract and subcontract awards. There can be no assurance of our ability to compete effectively.

WE MAY NOT BE SUCCESSFUL IN OUR EXPANSION EFFORTS.

     We have a strategy to expand our operations through strategic acquisitions. Through the past several years we reviewed various potential acquisitions and believe there are numerous opportunities presently available. In April 2005, we completed the acquisition of Tulip. While there can be no assurance we will obtain the necessary financing to complete additional acquisitions, even if we do, there can be no assurance that we will have sufficient income from operations of such acquired companies to satisfy the interest payments, in which case, we will be required to pay them out of Orbit's operations which may then
be adversely affected.   Furthermore, there can be no assurance we will be able
to successfully complete the integration of any future acquired business nor that such acquisition will be profitable and enable us to grow our business.

WE ARE DEPENDENT UPON OUR SENIOR EXECUTIVE OFFICERS AND KEY PERSONNEL FOR THE OPERATION OF OUR BUSINESS.

     We are dependent for the operation of our business on the experience, technology, knowledge, abilities and continued services of our officers, Dennis Sunshine, President and Chief Executive Officer, Bruce Reissman, Executive Vice President and Chief Operating Officer and Mitchell Binder, Vice President-Finance and Chief Financial Officer and Richard Hetherington, President and Chief Operating Officer of Tulip and TDLM. The loss of services of any of such persons would be expected to have a material adverse effect upon our business and/or our prospects. Our future success is dependent upon, among other things, the successful recruitment and retention of key personnel including executive officers, for sales, marketing, finance and operations. We face significant competition for skilled and technical talent.  No assurance can
be made that we will be successful in attracting and retaining such personnel. If we are unable to retain existing key employees or hire new employees upon acceptable terms when necessary, our business could potentially be adversely affected.

WE MAY HAVE DIFFICULTY PROCURING CERTAIN RAW MATERIALS ON TERMS SATISFACTORY TO US.

     We use multiple sources for our procurement of raw materials and we are not dependent on any suppliers for such procurement. Occasionally, however, in the production of certain military units, we will be faced with procuring certain components that are either obsolete or difficult to procure. Although we believe that with our access to worldwide brokers using the Internet we can obtain the necessary components, there can be no assurance that such components will be available, and even if so, at reasonable prices.

AS A DELAWARE CORPORATION WE ARE PROHIBITED FROM ENGAGING IN BUSINESS COMBINATIONS WHICH COULD POTENTIALLY LIMIT THE PRICE INVESTORS WILL BE WILLING TO PAY FOR OUR SECURITIES.

     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of "business combinations" with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires at least 85% or more of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporations' board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for our securities.

THE MARKET FOR OUR COMMON STOCK IS HIGHLY VOLATILE.

     The trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Issuer or its competitors, changes in our prices or our competitors' products and services, as well as other events or factors. Statements or changes in opinion, earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to Orbit could result in an immediate and adverse effect on the market price of our common stock. Statements by financial or industry analysts may be expected to contribute to volatility in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many companies, similar to that of Orbit and which often have been unrelated to the operating performance of these particular companies. These broad market fluctuations may adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares of our common stock being offered by the selling shareholders pursuant to this prospectus, net of any broker's fee or commissions, will belong to the selling shareholders. Accordingly, we will not receive any of the proceeds from the sale of these shares.
                              SELLING SHAREHOLDERS
     The shares of our common stock that may be offered with this prospectus will be offered by the selling shareholders, which include their transferees, pledgees or donees or their successors. The following table sets forth certain information concerning the shares of our common stock beneficially owned by each selling shareholder that may be offered from time to time with this prospectus. We have prepared the table below based on information given to us by the selling shareholders prior to the date of this prospectus. However, any, all or none of the shares of our common stock listed below may be offered for sale with this prospectus by the selling shareholders from time to time. Accordingly, no estimate can be given as to the amount of shares of our common stock that will be held by the selling shareholders upon consummation of any sales. Information about the selling shareholders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. From time to time, however, the shares of our common stock may be owned by persons not named in the table below and of whom we are unaware.

                         NUMBER        NUMBER       NUMBER
                         OF COMMON     OF COMMON    OF COMMON        PERCENTAGE
                         SHARES        SHARES BEING SHARES           BENEFICALLY
                         BENEFICIALY   OFFERED FOR  BENEFICIALLY     OWNED AFTER
                         OWNED BEFORE  SALE IN THIS OWNED AFTER      THIS
NAME AND ADDRESS         THIS OFFERING OFFERING     THIS OFFERING(1) OFFERING
------------------------ ------------- ------------ ---------------- -----------
Richard A. Hetherington    43,802         43,802         -0-              -
                           ------         ------         ---              -
Joanne Hetherington        78,845         78,845         -0-              -
                           ------         ------         ---              -
Larry M. Bateman           23,190         23,190         -0-              -
                           ------         ------         ---              -
Stephen Hill               60,292         60,292         -0-              -
                           ------         ------         ---              -
_______________
 * Less than 1%

(1) Assumes all shares of our common listed in the above table will be sold by the selling shareholders.

     Richard A. Hetherington is President and Chief Operating Officer of TDL and TDLM, our wholly-owned subsidiaries. None of the other selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     Only selling shareholders identified above who beneficially own the securities set forth opposite each such selling shareholder's name in the foregoing table, on the effective date of the registration statement of which this prospectus forms a part, may sell such securities under this prospectus. Prior to any use of this prospectus in connection with an offering of our common stock by any holder not identified above, this prospectus will be supplemented or amended to set forth the name and other information about the selling shareholder intending to sell such common stock. The prospectus supplement or post-effective amendment will also disclose whether any selling shareholder selling in connection with such prospectus supplement or post-effective amendment has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our affiliates during the three years prior to the date of the prospectus supplement or post-effective amendment if such information has not been disclosed in this prospectus.


                              PLAN OF DISTRIBUTION

     We are registering 206,129 shares of our common stock under this prospectus on behalf of the selling shareholders. To our knowledge, none of the selling shareholders has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the brokers or market makers that will participate in the sale of the shares.

     Any selling shareholder may decide not to sell any of his/her shares. The selling shareholders may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholders may arrange for other broker-dealers to participate. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters," and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent any selling shareholders may be deemed to be an underwriter, such selling shareholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in private transactions, over the Nasdaq Capital Market, on the over-the-counter market, otherwise, or in a combination of such methods of sale, at fixed prices, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     -          privately negotiated transactions;

     -          a combination of such methods of sale; and

     -          any other method permitted pursuant to applicable law.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling shareholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).
     The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

If we are notified by any selling shareholder that any arrangement has been entered into with a broker-dealer for the sale of shares offered pursuant to this prospectus, we will, to the extent required under the Securities Act, file an amendment or supplement to this prospectus, disclosing:

     -          the name of any such broker-dealers;

     -          the number of shares involved;

     -          the price at which such shares are to be sold;

     - the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

     - that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     -          other facts material to the transaction.

     Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling shareholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

     We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling shareholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

     Under the terms of the registration rights agreement, we and the selling shareholders have agreed to indemnify each other against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

     At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock.


                                  LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for us by Robinson & Cole LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Orbit and Subsidiaries as of December 31, 2004 and 2003, and for the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, from our Annual Report on Form 10-KSB for the year ended December 31, 2004, have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, as stated in their report, and have been so incorporated in reliance upon the report given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered hereby by the selling shareholders. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. We also maintain a web site at the following Internet address: www.orbitintl.com.
The information on our web site is not part of this prospectus.
     We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. Our common stock is quoted on the Nasdaq Capital Market, and you may also inspect and copy our SEC filings at the offices of the NASD, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.
     You should rely only on the information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                                MATERIAL CHANGES

     There have been no material changes in the Company's affairs since December 31, 2004, which have not been described in a report on Form 10-QSB or Form 8-K.


                           INCORPORATION BY REFERENCE


     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:
1.     Our Annual Report on Form 10-KSB for the fiscal year ended December 31,
2004;

2. Our Proxy for our shareholders' meeting on June 24, 2005, filed on April 29, 2005;

3. Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

4. Our Current Reports on Form 8-K filed April 8, 2005, May 6, 2005, June 17, 2005 (Form 8-K/A), August 5, 2005, September 16, 2005 and November 9, 2005;
and

5. The description of our common stock set forth in our registration statement on Form 10, filed with the SEC on August 28, 1969, including any amendments or reports filed for the purposes of updating this description.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Orbit International Corp., Attention: Corporate Secretary, 80 Cabot Court, Hauppauge, New York 11788, telephone: (631) 435-8300.

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                            ORBIT INTERNATIONAL CORP.

                          206,129 Shares of Common Stock



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                                   PROSPECTUS



                                JANUARY 11, 2006












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